Exhibit 99.1

  FOR IMMEDIATE RELEASE

PRA Health Sciences, Inc. Reports Fourth Quarter and Full Year 2017 Results and Provides Q1 and FY 2018 Guidance

•	Net new business of $647.3 million in the fourth quarter; Net book-to-bill of 1.30

•
$568.8 million of service revenue in the fourth quarter; 37.5% actual growth and 20.2% organic growth at actual foreign exchange rates and 35.9% growth and 18.6% organic growth on a constant currency basis compared to the fourth quarter of 2016

•
Fourth quarter GAAP net loss per diluted share of $0.25 and GAAP net loss of $16.0 million, which includes $75.9 million of transaction-related costs associated with our recent acquisitions and an $11.9 million loss related to the modification of our 2016 credit facilities and the extinguishment of our Senior Notes

•	Fourth quarter adjusted net income per diluted share was $1.04 per share and adjusted net income was $68.8 million

RALEIGH, N.C., February 21, 2018 -- PRA Health Sciences, Inc. (“PRA” or the “Company”) (NASDAQ: PRAH) today reported financial results for the quarter and year ended December 31, 2017.

For the three months ended December 31, 2017, service revenue was $568.8 million, which represents growth of 37.5%, or $155.2 million, compared to the fourth quarter of 2016 at actual foreign exchange rates. On a constant currency basis, service revenue grew $148.5 million, an increase of 35.9% compared to the fourth quarter of 2016. Organic revenue growth was 20.2% at actual foreign exchange rates and 18.6% on a constant currency basis.

Net new business for our Clinical Research segment for the quarter ended December 31, 2017 was $647.3 million, representing a net book-to-bill ratio of 1.30 for the period. This net new business contributed to an ending backlog of $3.5 billion at December 31, 2017.

“We are pleased with our financial results for the quarter and are delighted to have delivered double digit constant currency revenue, adjusted earnings and new business growth,” said Colin Shannon, PRA’s Chief Executive Officer. “We believe we are well positioned for the coming year, as evidenced by our record level of new business awards and backlog, we continue to stay focused on our key strategic initiatives, and we look forward to delivering strong results in 2018.”

Direct costs were $368.9 million during the three months ended December 31, 2017 compared to $274.4 million for the fourth quarter of 2016. The increase in direct costs was primarily due to an increase in labor-related costs of $51.7 million in our Clinical Research segment as we continue to hire billable staff to ensure appropriate staffing levels for our current studies and our future growth. In addition, our Data Solutions segment resulted in $40.2 million of incremental direct costs when compared to 2016. Direct costs were 64.9% of service revenue during the fourth quarter of 2017 compared to 66.3% of service revenue during the fourth quarter of 2016. The decrease in direct costs as a percentage of service revenue is primarily due to higher gross margins within our Data Solutions segment service offerings compared to our Clinical Research service offerings.

Selling, general and administrative expenses were $92.2 million during the three months ended December 31, 2017 compared to $70.2 million for the fourth quarter of 2016. Selling, general and administrative costs were 16.2% of service revenue during the fourth quarter of 2017 compared to 17.0% of service revenue during the fourth quarter of 2016. The decrease in selling, general and administrative expenses as a percentage of revenue is primarily attributable to our ability to effectively leverage our selling and administrative functions.

During the three months ended December 31, 2017, the Company recognized transaction-related costs of $75.9 million primarily related to changes in the fair value of earn-out liabilities associated with our recent acquisitions. During the three months ended December 31, 2016, we incurred $13.0 million in transaction-related costs. These costs consisted of $12.7 million of stock-based compensation expense related to the release of transfer restrictions on vested options, and the vesting of certain performance-based stock options in connection with the November 2016 secondary offering. In addition, we incurred $0.3 million of third-party fees associated with the secondary offering.

During the fourth quarter of 2017, we incurred an $11.9 million loss on modification or extinguishment of debt. This loss is associated with the amendment of our 2016 credit facilities and the redemption of our senior notes. During the fourth quarter of 2016, we incurred a $16.7 million loss on extinguishment of debt. This loss is associated with the refinancing of our 2013 credit facilities, which included the write-off of $15.8 million of unamortized debt issuance costs and $0.9 million of other costs associated with the transaction.

GAAP net loss was $16.0 million for the three months ended December 31, 2017, or $0.25 per share on a diluted basis, compared to GAAP net income of $14.0 million for the three months ended December 31, 2016, or $0.22 per share on a diluted basis. Our reported net loss for the three months ended December 31, 2017 included the loss on modification of debt and the revaluation of acquisition-related earn-out liabilities discussed above.

EBITDA was $15.2 million for the three months ended December 31, 2017, representing a decrease of 72.0% compared to the fourth quarter of 2016. The decrease in EBITDA was driven by the loss on modification of debt and the revaluation of acquisition-related earn-out liabilities discussed above. Adjusted EBITDA was $114.6 million for the three months ended December 31, 2017, representing growth of 55.1% compared to the fourth quarter of 2016.

Adjusted net income was $68.8 million for the three months ended December 31, 2017, representing 49.9% growth compared to the fourth quarter of 2016. Adjusted net income per diluted share was $1.04 for the three months ended December 31, 2017, representing 46.5% growth compared to the fourth quarter of 2016.

A reconciliation of our non-GAAP measures, including EBITDA, adjusted EBITDA, adjusted net income, adjusted net income per share and our 2018 guidance, to the corresponding GAAP measures is included in this press release.

Full Year 2017 Financial Highlights

For the twelve months ended December 31, 2017, service revenue was $1,948.4 million, which represents growth of 23.3%, or $368.4 million, compared to the twelve months ended December 31, 2016 at actual foreign exchange rates. On a constant currency basis, service revenue grew $361.2 million, representing growth of 22.9% compared to the twelve months ended December 31, 2016. Organic revenue growth for the twelve months ended December 31, 2017, was 17.6% at actual foreign exchange rates and 17.1% on a constant currency basis.

Reported GAAP income from operations was $176.2 million, reported GAAP net income attributable to PRA Health Sciences was $86.9 million and reported GAAP net income attributable to PRA Health Sciences per diluted share was $1.32 for the twelve months ended December 31, 2017.

Adjusted net income was $218.8 million for the twelve months ended December 31, 2017, an improvement of 34.8% compared to the same period in 2016. Adjusted net income per diluted share was $3.33 for the twelve months ended December 31, 2017, up 32.1% compared to the same period in 2016.

Full Year 2018 and Q1 2018 Guidance

Effective January 1, 2018, the Company adopted the provisions of ASU No. 2014-09 “Revenue from Contracts with Customers” (ASC 606), which requires that the Company apply percentage of completion accounting to service revenue, reimbursement revenue and investigator grants as one performance obligation. The inclusion of reimbursable out-of-pocket costs and investigator fees in the calculation of revenue under ASC 606 may create a timing difference between the amount the Company is entitled to receive for these reimbursable costs, and the amount of revenue recognized. The variability and magnitude of this timing difference compared to current accounting is dependent on the progress of the service portion of the arrangement compared to the progress of the investigator fees and the reimbursable out-of-pocket costs relative to their respective forecasted costs over the life of the project. The Company currently does not expect the impact of adopting ASC 606 to have a material impact on its 2018 GAAP net income or adjusted net income and related earnings per share. Should actual results differ from current expectations future guidance will be updated accordingly.

For full year 2018, the Company expects to achieve total company revenues between $2.84 billion and $2.95 billion, representing as reported growth of 46% to 51%, constant currency growth of 18% to 20% excluding the impact of adopting ASC 606, and constant currency organic growth of 10% to 12% excluding the impact of adopting ASC 606. We expect GAAP net income per diluted share of between $2.80 and $2.95 per share and adjusted net income per diluted share of between $4.00 and $4.15 per share, representing growth of 20% to 25%. We anticipate an annual effective income tax rate estimate of approximately 24%, which includes the expected impact of the Tax Cuts and Jobs Act enacted in the fourth quarter of 2017. Our effective tax rate may differ from this estimate, due to, among other things, changes to estimates of the geographic allocation of our pre-tax income as well as changes in interpretations, analysis, and additional guidance that may be issued by regulatory agencies as it relates to the Tax Cuts and Jobs Act.

For Q1 2018, the Company expects to achieve service revenues between $688 million and $708 million, representing as reported growth of 61% to 65%, constant currency growth of 28% to 30% excluding the impact of adopting ASC 606, and constant currency organic growth of 12% to 14% excluding the impact of adopting ASC 606, GAAP net income per diluted share of between $0.49 and $0.55 per share, adjusted

Exhibit 99.1

net income per diluted share between $0.81 and $0.86 per share, and an annual effective income tax rate of approximately 24%.

Our 2018 guidance assumes a EURO rate of 1.25 and a GBP rate of 1.37 with all other foreign currencies using a rate as of January 31, 2018.

Conference Call Details

PRA will host a conference call at 9:00 a.m. ET on February 22, 2018, to discuss the contents of this release and other relevant topics. To participate, please dial (877) 930-8062 within the United States or (253) 336-7647 outside the United States approximately 10 minutes before the scheduled start of the call. The conference ID for the call is 3259778. The conference call will also be accessible, live via audio broadcast, on the Investor Relations section of the PRA website at investors.prahs.com. A replay of the conference call will be available online at investors.prahs.com. In addition, an audio replay of the call will be available for one week following the call and can be accessed by dialing (855) 859-2056 within the United States or (404) 537-3406 outside the United States. The replay ID is 3259778.

Additional Information

A financial supplement with fourth quarter 2017 results, which should be read in conjunction with this press release, may be found in the Investor Relations section of our website at investors.prahs.com in a document titled “Q4 2017 Earnings Presentation.”

About PRA Health Sciences

PRA (NASDAQ: PRAH) is one of the world’s leading global contract research organizations, or CROs, by revenue, providing outsourced clinical development and data solution services to the biotechnology and pharmaceutical industries. PRA’s global clinical development platform includes more than 70 offices across North America, Europe, Asia, Latin America, South Africa, Australia and the Middle East and over 15,800 employees worldwide. Since 2000, PRA has participated in approximately 3,700 clinical trials worldwide. In addition, PRA has participated in the pivotal or supportive trials that led to U.S. Food and Drug Administration or international regulatory approval of more than 75 drugs.

PRA has therapeutic expertise in areas that are among the largest in pharmaceutical development, including oncology, central nervous system, inflammation and infectious diseases. PRA believes that it provides its clients with one of the most flexible clinical development service offerings, which includes both traditional, project-based Phase I through Phase IV services, as well as embedded, functional outsourcing and data solution services. The Company has invested in medical informatics and clinical technologies designed to enhance efficiencies, improve study predictability and provide better transparency to clients throughout their clinical development processes. To learn more about PRA, please visit www.prahs.com.

Internet Posting of Information: The Company routinely posts information that may be important to investors in the ‘Investor Relations’ section of the Company’s website at www.prahs.com. The Company encourages investors and potential investors to consult the Company’s website regularly for important information about the Company.

Contacts:

Helen O’Donnell
Solebury Communications Group
Managing Director
203.428.3213
InvestorRelations@prahs.com or
hodonnell@soleburyir.com

Christine Rogers
PRA Health Sciences, Inc.
Director, Public Relations
919.786.8463
rogerschristine@prahs.com

Forward-Looking Statements

This press release contains forward-looking statements that reflect, among other things, the Company’s current expectations and anticipated results of operations, all of which are subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements, market trends or industry results to differ materially from those expressed or implied by such forward-looking statements. For this purpose, any statements contained herein that are not statements of historical fact may constitute forward-looking statements. Without limiting the foregoing, words such as “anticipates,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “may,” “plans,” “projects,” “should,” “targets,” “will” and the negative thereof and similar words and expressions are intended to identify forward-looking statements. Actual results may differ materially from the Company’s expectations due to a number of factors, including that most of the Company’s contracts may be terminated on short notice and that the Company may be unable to maintain large customer contracts or to enter into new contracts; the historical indications of the relationship of backlog to revenues may not be indicative of their future relationship; the market for the Company’s services may not grow as the Company expects; the Company may under price contracts or overrun its cost estimates, fail to receive approval for or experience delays in documenting change orders, and if the Company is unable to achieve operating efficiencies or grow revenues faster than expenses, operating margins will be adversely affected; the Company may be unable to maintain information systems or effectively update them; customer or therapeutic concentration could harm the Company’s business; the Company’s business is subject to risks associated with international operations, including economic, political and other risks such as compliance with a myriad of laws and regulations, complications from conducting clinical trials in multiple countries simultaneously and changes in exchange rates; the Company is also subject to a number of additional risks associated with its business outside the United States, including foreign currency exchange fluctuations and restrictive regulations, as well as the risks and uncertainties associated with the United Kingdom’s expected withdrawal from the European Union; government regulators or customers may limit the scope of prescription or withdraw products from the market, and government regulators may impose new regulations affecting the Company’s business; the Company may be unable to successfully develop and market new services or enter new markets; the Company’s failure to perform services in accordance with contractual requirements, regulatory standards and ethical considerations may subject it to significant costs or liability, damage its reputation and cause it to lose existing business or not receive new business; the Company’s services are related to treatment of human patients, and it could face liability if a patient is harmed; the Company may be unable to successfully identify, acquire and integrate businesses, services and technologies; the Company's reliance on third parties for data, products, services and intellectual property licenses; the Company has substantial indebtedness and may incur additional indebtedness in the future, which could adversely affect the Company’s financial condition; and other factors that are set forth in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K filed with the SEC on February 23, 2017. The Company undertakes no obligation to update any forward-looking statement after the date of this release, whether as a result of new information, future developments or otherwise, except as may be required by applicable law.

Use of Non-GAAP Financial Measures

This press release includes EBITDA, adjusted EBITDA, adjusted net income and adjusted net income per share, each of which are financial measures not prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). Management believes that these measures provide useful supplemental information to management and investors regarding our operating results as they exclude certain items whose fluctuation from period- to- period do not necessarily correspond to changes in the operating results of our business. As a result, management and our board of directors regularly use EBITDA and adjusted EBITDA as a tool in evaluating our operating and financial performance and in establishing discretionary annual bonuses. Adjusted EBITDA is also the basis for covenant compliance EBITDA, which is used in certain covenants in the credit agreement governing our senior secured credit facilities and the indenture governing the senior notes. In addition, management believes that EBITDA, adjusted EBITDA and adjusted net income (including diluted adjusted net income per share) facilitate comparisons of our operating results with those of other companies by backing out of GAAP net income items relating to variations in capital structures (affecting interest expense), taxation, and the age and book depreciation of facilities and equipment (affecting relative depreciation expense), which may vary for different companies for reasons unrelated to operating performance. We believe that EBITDA, adjusted EBITDA and adjusted net income (including diluted adjusted net income per share) are frequently used by securities analysts, investors, and other interested parties in the evaluation of issuers, many of which also present EBITDA, adjusted EBITDA and adjusted net income (including diluted adjusted net income per share) when reporting their results in an effort to facilitate an understanding of their operating results.

These non-GAAP financial measures have limitations as analytical tools, and you should not consider these measures in isolation, or as a substitute for analysis of our results as reported under GAAP. Additionally, because not all companies use identical calculations, these presentations of EBITDA, adjusted EBITDA and adjusted net income (including diluted adjusted net income per share) may not be comparable to similarly titled measures of other companies.

EBITDA represents net income before interest, taxes, depreciation and amortization. Adjusted EBITDA and adjusted net income (including diluted adjusted net income per share) represent EBITDA and net income (including diluted net income per share), respectively, adjusted to exclude stock-based compensation expense, loss (gain) on disposal of fixed assets, loss on modification or extinguishment of debt, foreign currency losses (gains), other non-operating expense (income), equity in (gains) losses of unconsolidated joint ventures, transaction-related costs, acquisition-related costs, severance costs and restructuring charges, prior year foreign research and development credits, lease termination expense,  non-cash rent adjustment, adjustment to reflect amounts attributable to noncontrolling interest and other charges. Adjusted net income is also adjusted to exclude amortization of intangible assets, amortization of terminated interest rate swaps, and amortization of deferred financing costs. EBITDA, adjusted EBITDA and adjusted net income are not measurements of our financial performance under GAAP and should not be considered as alternatives to net income or other performance measures derived in accordance with GAAP or as alternatives to cash flow from operating activities as measures of our liquidity. EBITDA, adjusted EBITDA and adjusted net income have limitations as analytical tools, and you should not consider such measures either in isolation or as substitutes for analyzing our results as reported under GAAP.

Some of these limitations are:

•	EBITDA and adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;

•	EBITDA and adjusted EBITDA do not reflect our interest expense, or the cash requirements necessary to service interest or principal payments, on our debt;

•	EBITDA and adjusted EBITDA do not reflect our tax expense or the cash requirements to pay our taxes;

•	EBITDA and adjusted EBITDA do not reflect historical capital expenditures or future requirements for capital expenditures or contractual commitments;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and adjusted EBITDA do not reflect any cash requirements for such replacements; and

•	other companies in our industry may calculate EBITDA and adjusted EBITDA differently, limiting their usefulness as comparative measures.

Because of these limitations, EBITDA and adjusted EBITDA should not be considered as discretionary cash available to us to reinvest in the growth of our business or as a measure of cash that will be available to us to meet our obligations.

Constant Currency

Constant currency comparisons are based on translating local currency amounts in the current year period at actual foreign exchange rates for the prior year. The Company routinely evaluates its financial performance on a constant currency basis in order to facilitate period- to- period comparisons without regard to the impact of changing foreign currency exchange rates.

PRA HEALTH SCIENCES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
 (in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Revenue:	(Unaudited)
Service revenue	$568,802	$413,613	$1,948,374	$1,580,023
Reimbursement revenue	87,094	58,773	311,015	231,688
Total revenue	655,896	472,386	2,259,389	1,811,711
Operating expenses:
Direct costs	368,880	274,355	1,283,868	1,032,688
Reimbursable out-of-pocket costs	87,094	58,773	311,015	231,688
Selling, general and administrative	92,217	70,245	321,987	269,893
Transaction-related costs	75,893	13,049	87,709	44,834
Depreciation and amortization	28,081	17,260	78,227	69,506
Loss on disposal of fixed assets, net	118	463	358	753
Income from operations	3,613	38,241	176,225	162,349
Interest expense, net	(15,641)	(12,388)	(46,729)	(54,913)
Loss on modification or extinguishment of debt	(11,934)	(16,693)	(15,023)	(38,178)
Foreign currency (losses) gains, net	(4,618)	14,765	(39,622)	24,029
Other (expense) income, net	(104)	692	(304)	607
(Loss) income before income taxes and equity in income of unconsolidated joint ventures	(28,684)	24,617	74,547	93,894
(Benefit from) provision for income taxes	(12,458)	10,625	(12,623)	28,494
(Loss) income before equity in income of unconsolidated joint ventures	(16,226)	13,992	87,170	65,400
Equity in income of unconsolidated joint ventures, net of tax	31	33	123	2,775
Net (loss) income	(16,195)	14,025	87,293	68,175
Net loss (income) attributable to noncontrolling interest	147	—	(366)	—
Net (loss) income attributable to PRA Health Sciences, Inc.	$(16,048)	$14,025	$86,927	$68,175
Net (loss) income per share attributable to common stockholders:
Basic	$(0.25)	$0.23	$1.39	$1.12
Diluted	$(0.25)	$0.22	$1.32	$1.06
Weighted average common shares outstanding:
Basic	63,187	61,294	62,437	60,759
Diluted	63,187	65,001	65,773	64,452

PRA HEALTH SCIENCES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)

	December 31,
	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$192,229	$144,623
Restricted cash	661	4,715
Accounts receivable and unbilled services, net	627,003	439,053
Prepaid expenses and other current assets	55,580	35,367
Income taxes receivable	1,551	979
Total current assets	877,024	624,737
Fixed assets, net	143,070	87,577
Goodwill	1,512,424	971,980
Intangible assets, net	783,836	473,976
Deferred tax assets	8,939	6,568
Investment in unconsolidated joint ventures	407	284
Deferred financing fees	1,844	1,762
Other assets	30,502	23,507
Total assets	$3,358,046	$2,190,391
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of borrowings under credit facilities	$91,500	$—
Current portion of long-term debt	28,789	31,250
Accounts payable	64,635	51,335
Accrued expenses and other current liabilities	303,875	123,589
Income taxes payable	13,606	25,524
Advanced billings	469,211	332,501
Total current liabilities	971,616	564,199
Deferred tax liabilities	112,181	73,703
Long-term debt, net	1,225,397	797,052
Other long-term liabilities	112,371	26,185
Total liabilities	2,421,565	1,461,139
Commitments and contingencies
Stockholders' equity:
Preferred stock (100,000,000 authorized shares; $0.01 par value)
Issued and outstanding -- none	—	—
Common stock (1,000,000,000 authorized shares; $0.01 par value)
Issued and outstanding -- 63,623,950 and 61,597,705 at December 31, 2017 and 2016, respectively	636	616
Additional paid-in capital	905,423	879,067
Accumulated other comprehensive loss	(136,470)	(224,686)
Retained earnings	161,182	74,255
Equity attributable to PRA Health Sciences, Inc. stockholders	930,771	729,252
Noncontrolling interest	5,710	—
Total stockholders' equity	936,481	729,252
Total liabilities and stockholders' equity	$3,358,046	$2,190,391

PRA HEALTH SCIENCES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Years Ended December 31,
	2017	2016
Cash flows from operating activities:
Net income	$87,293	$68,175
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	78,227	69,506
Amortization of debt issuance costs and discount	2,108	4,433
Amortization of terminated interest rate swaps	6,684	4,961
Stock-based compensation expense	12,616	7,067
Non-cash transaction related stock-based compensation expense	5,294	42,166
Unrealized foreign currency losses (gains)	39,700	(24,499)
Loss on modification or extinguishment of debt	15,023	38,178
Loss on disposal of fixed assets	358	753
Change in acquisition-related contingent consideration	74,969	(527)
Equity in (income) losses of unconsolidated joint ventures	(123)	(2,775)
Unrealized loss on derivatives	171	47
Excess tax benefit from stock-based compensation	—	(846)
Deferred income taxes	(75,915)	(10,469)
Other reconciling items	592	(652)
Changes in operating assets and liabilities, net of acquired assets and assumed liabilities:
Accounts receivable and unbilled services	(136,330)	(31,313)
Prepaid expenses and other assets	1,762	(10,071)
Accounts payable and other liabilities	35,792	(1,474)
Income taxes	10,640	7,308
Advanced billings	61,547	79
Net cash provided by operating activities	220,408	160,047
Cash flows from investing activities:
Purchase of fixed assets	(61,318)	(33,143)
Proceeds from the sale of fixed assets	56	10
Cash paid for interest on interest rate swap	(874)	(913)
Acquisition of Symphony Health Solutions Corporation, net of cash acquired	(521,182)	—
Payment of Symphony Health Solutions Corporation contingent consideration	(67,781)	—
Acquisition of Parallel 6, Inc., net of cash acquired	(38,859)	—
Acquisition of Takeda PRA Development Center KK, net of cash acquired	2,680	—
Acquisition of Takeda Pharmaceutical Data Services, Ltd., net of cash acquired	(142)	—
Acquisition of Nextrials, Inc., net of cash acquired	—	(4,268)
Distributions from unconsolidated joint ventures	—	3,700
Net cash used in investing activities	(687,420)	(34,614)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	550,000	625,000
Repayment of long-term debt	(125,513)	(822,559)
Proceeds from accounts receivable financing agreement	20,000	120,000
Repayment on accounts receivable financing agreement	(20,000)	—
Borrowings on line of credit	121,500	110,000
Repayments of line of credit	(30,000)	(110,000)
Payment of debt prepayment and debt extinguishment costs	(9,226)	(17,824)
Payment for debt issuance costs	(6,588)	(7,713)
Excess tax benefit from stock-based compensation	—	846
Proceeds from stock option exercises	7,236	655
Payment of acquisition-related contingent consideration	(400)	—
Net cash provided by (used in) financing activities	507,009	(101,595)
Effects of foreign exchange changes on cash, cash equivalents, and restricted cash	3,555	(625)
Change in cash, cash equivalents, and restricted cash	43,552	23,213
Cash, cash equivalents, and restricted cash, beginning of year	149,338	126,125
Cash, cash equivalents, and restricted cash, end of year	$192,890	$149,338

PRA HEALTH SCIENCES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Net (loss) income attributable to PRA Health Sciences, Inc.	$(16,048)	$14,025	$86,927	$68,175
Depreciation and amortization	28,081	17,260	78,227	69,506
Interest expense, net	15,641	12,388	46,729	54,913
(Benefit from) provision for income taxes	(12,458)	10,625	(12,623)	28,494
EBITDA	15,216	54,298	199,260	221,088
Stock-based compensation expense (a)	4,930	2,127	12,616	7,067
Loss on disposal of fixed assets, net (b)	118	463	358	753
Loss on modification or extinguishment of debt (c)	11,934	16,693	15,023	38,178
Foreign currency losses (gains), net (d)	4,618	(14,765)	39,622	(24,029)
Other non-operating expense (income), net (e)	104	(692)	304	(607)
Equity in income of unconsolidated joint ventures, net of tax	(31)	(33)	(123)	(2,775)
Foreign research and development credits (f)	(66)	(197)	(66)	(197)
Transaction-related costs (g)	75,893	13,049	87,709	44,834
Acquisition-related costs (h)	386	2,192	3,565	2,434
Lease termination expense (i)	35	33	187	(415)
Severance and restructuring charges (j)	—	—	—	33
Non-cash rent adjustment (k)	1,164	746	3,614	2,923
Non-operating income attributable to noncontrolling interest	339	—	592	—
Adjusted EBITDA	$114,640	$73,914	$362,661	$289,287

Net (loss) income attributable to PRA Health Sciences, Inc.	$(16,048)	$14,025	$86,927	$68,175
(Benefit from) provision for income taxes	(12,458)	10,625	(12,623)	28,494
Amortization of intangible assets	19,669	11,113	49,184	45,368
Amortization of deferred financing costs	629	919	2,108	4,433
Amortization of terminated interest rate swaps	1,753	1,627	6,684	4,961
Stock-based compensation expense (a)	4,930	2,127	12,616	7,067
Loss on disposal of fixed assets, net (b)	118	463	358	753
Loss on modification or extinguishment of debt (c)	11,934	16,693	15,023	38,178
Foreign currency losses (gains), net (d)	4,618	(14,765)	39,622	(24,029)
Other non-operating expense (income), net (e)	104	(692)	304	(607)
Equity in income of unconsolidated joint ventures, net of tax	(31)	(33)	(123)	(2,775)
Foreign research and development credits (f)	(66)	(197)	(66)	(197)
Transaction-related costs (g)	75,893	13,049	87,709	44,834
Acquisition-related costs (h)	386	2,192	3,565	2,434
Lease termination expense (i)	35	33	187	(415)
Severance and restructuring charges (j)	—	—	—	33
Non-cash rent adjustment (k)	1,164	746	3,614	2,923
Non-operating income attributable to noncontrolling interest	339	—	592	—
Adjusted pre-tax income	92,969	57,925	295,681	219,630
Adjusted tax expense (l)	(24,172)	(12,045)	(76,877)	(57,323)
Adjusted net income	$68,797	$45,880	$218,804	$162,307

Diluted weighted average common shares outstanding	66,037	65,001	65,773	64,452

Adjusted net income per diluted share	$1.04	$0.71	$3.33	$2.52

PRA HEALTH SCIENCES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE
(in millions, except per share amounts)
(unaudited)

	FY 2018
	Adjusted Net Income		Adjusted Diluted Earnings Per Share
	Low	High	Low	High

Net income and net income per diluted share attributable to PRA Health Sciences, Inc.	$187.0	$197.0	$2.80	$2.95
Adjustments:
Provision for income taxes	60.0	62.0	0.89	0.93
Amortization of intangible assets	71.0	71.0	1.06	1.06
Amortization of deferred financing costs	2.0	2.0	0.03	0.03
Amortization of terminated interest rate swaps	6.0	6.0	0.09	0.09
Stock-based compensation expense (a)	27.0	27.0	0.40	0.40
Non-cash rent adjustment (k)	1.0	1.0	0.01	0.01
Adjusted pre-tax income	354.0	366.0	5.28	5.47
Adjusted tax expense (l)	(85.0)	(88.0)	(1.28)	(1.32)
Adjusted net income and adjusted net income per diluted share attributable to PRA Health Sciences, Inc.	$269.0	$278.0	$4.00	$4.15

	Q1 2018
	Adjusted Net Income		Adjusted Diluted Earnings Per Share
	Low	High	Low	High

Net income and net income per diluted share attributable to PRA Health Sciences, Inc.	$32.0	$36.0	$0.49	$0.55
Adjustments:
Provision for income taxes	11.0	11.0	0.17	0.17
Amortization of intangible assets	18.0	18.0	0.27	0.27
Amortization of deferred financing costs	1.0	1.0	0.02	0.02
Amortization of terminated interest rate swaps	2.0	2.0	0.03	0.03
Stock-based compensation expense (a)	6.0	6.0	0.09	0.09
Adjusted pre-tax income	70.0	74.0	1.07	1.13
Adjusted tax expense (l)	(17.0)	(18.0)	(0.26)	(0.27)
Adjusted net income and adjusted net income per diluted share attributable to PRA Health Sciences, Inc.	$53.0	$56.0	$0.81	$0.86

(a)
Stock-based compensation expense represents the amount of recurring non-cash expense related to the Company’s equity compensation programs, excluding transaction-related stock-based compensation discussed in footnote (g).

(b)
Loss on disposal of fixed assets represents the costs incurred in connection with the sale or disposition of fixed assets, primarily IT equipment and furniture and fixtures. We exclude these losses from adjusted EBITDA and adjusted net income because they result from investing decisions rather than from decisions made related to our ongoing operations.

(c)
Loss on modification or extinguishment of debt relates to costs incurred in connection with changes to our long-term debt. We exclude these losses from adjusted EBITDA and adjusted net income because they result from financing decisions rather than from decisions made related to our ongoing operations.

(d)
Foreign currency losses (gains), net primarily relates to gains or losses that arise in connection with the revaluation of short-term inter-company balances between our domestic and international subsidiaries. In addition, this amount includes gains or losses from foreign currency transactions, such as those resulting from the settlement of third-party accounts receivable and payables denominated in a currency other than the local currency of the entity making the payment. We exclude these gains and losses from adjusted EBITDA and adjusted net income because they result from financing decisions rather than from decisions made related to our ongoing operations and because fluctuations from period- to- period do not necessarily correspond to changes in our operating results.

(e)
Other non-operating expense (income), net represents income and expense that are non-operating and whose fluctuations from period- to -period do not necessarily correspond to changes in our operating results.

(f)
The foreign research and development credits are the result of a comprehensive analysis we have been performing across the organization to determine whether expenditures incurred qualify as research and development as defined by the respective jurisdiction. The amounts recorded in this line item represent amounts recorded in the current period that related to a prior period.

(g)
Transaction-related costs relate primarily to the acquisition of Symphony Health, secondary offerings, fair-value revaluation of acquisition-related earn-out liabilities and the receivables financing agreement. Such costs for the year ended December 31, 2017 consist of $6.4 million of fees incurred in connection with the acquisition of Symphony Health, $5.3 million of stock-based compensation expense related to the release of the transfer restrictions on vested options, $1.0 million of third-party fees incurred in connection with our August 2017 secondary offering and $75.0 million related to changes in the fair value of earn-out liabilities associated with our recent acquisitions. Transaction-related costs for the year ended December 31, 2016 primarily relate to costs incurred in connection with the March, May and November 2016 secondary offerings and receivables financing agreement. For the year ended December 31, 2016, these costs include $32.0 million of non-cash stock-based compensation expense related to the vesting and release of the transfer restrictions of certain performance-based stock options and $10.1 million of stock-based compensation expense associated with the release of the transfer restrictions on a portion of service-based vested options in connection with the announcement of our March, May and November 2016 secondary offerings. In addition, we incurred $2.7 million of third-party fees associated with the secondary offerings and the closing of our accounts receivable financing agreement.

(h)
Acquisition-related costs primarily relate to costs incurred in connection with due diligence performed in connection with contemplated acquisitions, excluding those associated with the acquisition of Symphony Health that are discussed in footnote (g); the acquisition of Nextrials, Inc., the acquisition of Parallel 6, Inc., and the integration cost for the Takeda joint venture, as well as costs related to other potential acquisitions to enhance our strategic objectives. Integration costs primarily consist of professional fees, rebranding costs, the elimination of redundant facilities and any other costs incurred directly related to the integration of these acquisitions.

(i)	Lease termination expense represents charges incurred in connection with the termination of leases at locations that are no longer being used by the Company.

(j)
Severance and restructuring charges represent amounts incurred in connection with the elimination of redundant positions within the organization, including positions eliminated in connection with acquisitions made by the Company.

(k)
We have escalating leases that require the amortization of rent expense on a straight-line basis over the life of the lease. The non-cash rent adjustment represents the difference between rent expense recorded in the consolidated statement of operations and the amount of cash actually paid.

(l)	Represents the tax effect of adjusted pre-tax income at our estimated effective tax rate.